UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INTERNET COMMERCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNET COMMERCE CORPORATION

6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092
(678) 533-8000

December 1, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Internet Commerce Corporation for the fiscal year ending July 31, 2006, which will be held on Thursday, January 4, 2007 at 10:00 a.m., Eastern Time, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. At the annual meeting, we will transact and act upon such business as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement following this letter and give a current report on our business.

We hope that you will be able to attend the annual meeting in person. Whether or not you plan to attend, to ensure that your vote is counted, please mark, date and sign the enclosed proxy card and return it to us as soon as possible in the enclosed prepaid envelope. If you have any questions or need assistance in voting your shares, please contact Stephanie Kingery at (678) 533-8000.

The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Thomas J. Stallings
Chief Executive Officer

INTERNET COMMERCE CORPORATION

6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092
(678) 533-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Internet Commerce Corporation (the “Company”) for the fiscal year ending July 31, 2006, will be held at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, at 10:00 a.m., Eastern Time, on Thursday, January 4, 2007 (the “Annual Meeting”), for the following purposes:

1.                to elect the directors to the Company’s Board of Directors;

2.                to ratify the appointment of Tauber & Balser, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007; and

3.                to transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on November 6, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive offices, located at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 during the ten days before the Annual Meeting.

By Order of the Board of Directors,

Glen E. Shipley
Secretary
Norcross, Georgia
December 1, 2006

INTERNET COMMERCE CORPORATION

6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 4, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors of Internet Commerce Corporation, a Delaware corporation (the “Company”), is soliciting your proxy for use at the Company’s annual meeting of stockholders for the fiscal year ending July 31, 2006 (the “Annual Meeting”), to be held at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, at 10:00 a.m., Eastern Time, on Thursday, January 4, 2007, and any postponement or adjournment thereof.

The term “proxy materials,” includes this Proxy Statement, the enclosed proxy card and a copy of the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2006.

The Company intends to mail the proxy materials on or about December 1, 2006 to all of its stockholders entitled to vote. The Company has fixed the close of business on November 6, 2006 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Stockholders Entitled to Vote

Only holders of record of the Company’s class A common stock, series C preferred stock and series D preferred stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting.

On the Record Date, the Company had 22,743,277 shares of class A common stock, 10,000 shares of series C preferred stock and 250 shares of series D preferred stock issued and outstanding, respectively. Each holder of class A common stock is entitled to one vote for each share held on the Record Date, each holder of series C preferred stock is entitled to 44.76 votes for each share held on the Record Date and each holder of series D preferred stock is entitled to 769.23 votes for each share held on the Record Date. Holders of series C and D preferred stock are entitled to vote together with the holders of the class A common stock as a single class.

Voting Procedures

The purpose of this Annual Meeting is to consider and vote upon the proposals that are listed in the accompanying Notice of Annual Meeting of Stockholders and further described in this Proxy Statement. You can vote on each proposal by filling out and returning the enclosed proxy card in the enclosed envelope or by attending the Annual Meeting in person.

Voting by Mail.   By signing and returning the enclosed proxy card in accordance with the instructions on the proxy card, you are authorizing the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner indicated on the proxy card. The Company encourages you to sign and return the enclosed proxy card even if you plan to attend the Annual Meeting in person to ensure that your shares are voted if you are unable to attend the Annual Meeting. If your shares are held in “street name,” meaning that they are held for you by a broker, bank or other nominee, you will receive a copy of the proxy materials as well as voting instructions from your broker, bank or other nominee explaining how you can vote your shares by mail. You should vote your shares in accordance with those instructions.

Your shares will be voted in accordance with the instructions indicated on the proxy card. If you sign and return the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•       FOR the nominees for election to the Company’s Board of Directors; and

•       FOR the ratification of the appointment of Tauber & Balser, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007.

If you receive more than one proxy card and hold your shares in multiple accounts, please complete and return each proxy card in accordance with the instructions set forth therein to ensure that all of your shares are voted. The Company encourages you to consolidate multiple accounts by contacting your broker, bank or other nominee, if you hold your shares through a nominee account, or otherwise through the Company’s transfer agent, American Stock Transfer & Trust Company at (718) 921-8200. Please note that shares held in certain types of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting in Person at the Annual Meeting.   If you plan to attend the Annual Meeting and vote in person, the Company will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name on the Record Date, you are considered a stockholder of record as of the Record Date and you have the right to vote in person at the Annual Meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote the shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•       sign and return another proxy card bearing a later date;

•       provide written notice of the revocation to Glen E. Shipley, the Company’s Secretary, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092; or

•       attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Quorum Requirement

The holders of a majority of the total votes represented by shares of the Company’s class A common stock, series C preferred stock and series D preferred stock outstanding on the Record Date, whether present at the Annual Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who signs and returns the enclosed proxy card will be counted as present for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on all or any proposal to be acted on at the Annual Meeting. Abstentions and broker non-votes (as defined below) both will be counted toward the quorum requirement.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

•       Proposal 1—Election of Directors.   The election of each of the nominees listed in Proposal 1 requires the vote of a plurality of the votes cast at the Annual Meeting.

•       Proposal 2—Ratification of the Appointment of Tauber & Balser, P.C. as the Company’s Independent Registered Public Accounting Firm.   The ratification of the appointment of  Tauber & Balser, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007 requires the affirmative vote of a majority of the votes present, in person or by proxy, at the Annual Meeting and voting on Proposal 2.

You may either vote “for” or “withhold” your vote for the election of any nominee as a director. You may vote “for,” “against” or “abstain” from voting on Proposal 2.

Abstentions and Broker Non-Votes

If you return a signed proxy card indicating an abstention from voting on a proposal, the shares so represented by the proxy card will be counted as present toward the quorum requirement, but such shares will not be voted on the proposal. Because the directors are elected by a plurality of the votes cast, the nominees who receive the most votes for the available directorships will be elected as directors. Accordingly, an abstention will have no effect on the election of directors. If you abstain from voting on Proposal 2, your abstention will not be counted as having been voted on this proposal and will have no effect.

If your shares are held in “street name” and you do not give instructions to your broker, bank or other nominee, your broker, bank or other nominee can vote your shares with respect to “discretionary” items, including Proposals 1 (Election of Directors) and 2 (Ratification of Appointment of Independent Registered Public Accounting Firm). Discretionary items are proposals considered routine under applicable rules on which your broker, bank or other nominee may vote shares held in street name in the absence of your voting instructions.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. To the extent your broker, bank or nominee submits a broker non-vote with respect to your shares on a proposal, your shares will be counted toward the quorum requirement, but will not be deemed having voted on that proposal.

Proxy Solicitation Costs

The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing and mailing of proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation.

The Company will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

Deadline for Receipt of Stockholder Proposals for the 2007 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at the 2007 annual meeting of stockholders if you comply with the requirements of the Bylaws. You may contact the Company’s Secretary at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals. Proposals of the stockholders intended to be presented for consideration at the Company’s 2007 annual meeting of stockholders must be received by the Company at its principal executive offices no later than Monday, July 30, 2007 in order to be eligible for inclusion in the proxy materials relating to that meeting. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the Company may exclude such stockholder proposal from its proxy materials.

For any proposal that is not submitted for inclusion in the next year’s proxy materials (as described in the preceding paragraph), but is instead sought to be presented directly at the fiscal 2007 annual meeting, which will likely be held in early 2008, the Bylaws require stockholders to give advance notice of such proposal. The required notice must be given no more than 120 days and no less than 75 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to the Company’s 2007 annual meeting of stockholders, the Bylaws require notice to be received by the Company at its executive offices at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092, as early as September 5, 2007 but no later than October 20, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Bylaws provide that a maximum of ten directors may serve on the Company’s Board of Directors, with the exact number to be fixed by a resolution of the Directors. The Board of Directors of the Company currently has eight members. Each Director serves for a term of one year, or until his or her successor is elected and qualified. The Board of Directors has nominated Richard J. Berman, Kim D. Cooke, Paul D. Lapides, Donald R. Harkleroad, Arthur R. Medici, Matthew W. Shaw, John S. Simon and Thomas J. Stallings as directors.

If you sign and return the enclosed proxy, your shares will be voted for all of the directors nominated unless you indicate on your proxy card that you are withholding your vote for a nominee. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors to fill the vacancy. The Company has no reason to believe that any of the nominees for election will not be available to serve his prescribed term.

The name of each current director and the nominees for election as directors and certain background information about such persons as of November 27, 2006 is set forth below. Information as to stock ownership of each current director and the nominees for election as directors is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Vote Required for Approval

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect the  nominees as directors. This means that the nominees will be elected if they receive more affirmative votes than any other person.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

Director Nominees

Richard J. Berman, age 64, joined the Company in September 1998 as Chairman and Chief Executive Officer and served as the Company’s Chief Executive Officer from 1998 until June 1999. Mr. Berman’s business career spans thirty-five years of venture capital, management and merger and acquisitions experience. In the last five years, Mr. Berman has served as a professional director and/or chairman of nearly a dozen public and private companies. Mr. Berman is currently Chief Executive Officer of NexMed, Inc., a small biotech company; Chairman of National Investment Managers, a public company in pension administration and investment management; Chairman of Candidate Resources, Inc., a private company delivering HR services over the web; and Chairman of Fortress Technology System, a company specialized in homeland security area. Mr. Berman is also a director of the following public companies: Broadcaster, Inc. (OTC: BCSR.OB); NexMed, Inc. (Nasdaq: NEXM); MediaBay, Inc. (Nasdaq: MBAY); National Investment Managers, Inc. (OTC: NIVM.OB); Advaxis, Inc. (OTC: ADXS.OB); and Dyadic International, Inc. (AMEX: DIL). Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leverage Buyout Departments; helped create the largest battery company in the world by merging Prestolite, General Battery and Exide to form Exide Technologies, (Nasdaq: XIDE); helped create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. Mr. Berman is a past director of the Stern School of Business of NYU, where he received BS and MBA degrees. Mr. Berman also has United States and foreign law degrees from Boston College and The Hague Academy of International Law, respectively.

Kim D. Cooke, age 51, is a founding partner and Managing Director of Blue Water Capital, L.L.C., a private venture capital firm, founded in 1996. Mr. Cooke has served on the Company’s Board of Directors since December 2000. Mr. Cooke serves on the boards of directors of Tech Enterprises Inc. (Techbooks), FedBid, Inc. and Imex Corporation. Mr. Cooke is a transactional lawyer and private equity investor with extensive business and legal experience. Mr. Cooke also serves as a director of several not-for-profit organizations. Mr. Cooke was appointed the Company’s lead director in November 2003, and as Chairman of the Board in September 2005.

Paul D. Lapides, age 51, has served as a member of the Board of Directors since October 2005. He is Director of the Governance Center at the Michael J. Coles College of Business at Kennesaw State University, where he has been a professor of management and entrepreneurship since 1993. He currently serves as a director on the boards of directors of Sun Communities Inc. (NYSE: SUI), and The Board of Directors Network, Inc. Mr. Lapides is a member of the Advisory Board of the National Association of Corporate Directors and served on the NACD’s Blue Ribbon Commission on Audit Committees in 1999. A certified public accountant, he is the author or co-author of more than 100 articles and seven books on management and directors’ responsibilities. Mr. Lapides received a BS with honors in economics from The Wharton School of the University of Pennsylvania and an MBA from New York University.

Donald R. Harkleroad, age 62, joined the Company as a director in June 2004 following the Company’s acquisition of Electronic Commerce Systems, Inc., of which Mr. Harkleroad was Chairman. Mr. Harkleroad is the founder and President of The Bristol Company, a diversified investment and management holding company formed in 1983, and is an officer and director of several of its subsidiaries and affiliated companies. Additionally, Mr. Harkleroad serves on the board of directors of Summit Bank Corporation and Lighting Science Group Corporation. Mr. Harkleroad is also a transactional lawyer and private investor with extensive management, investment and entrepreneurial experience.

Arthur R. Medici, age 57, has served as the Company’s Chief Operating Officer since April 2004 and has served as a director since November 1996. From December 2001 until April 2004, Mr. Medici served as President and Chief Executive Officer of Logilent, a venture backed software developer of tools for network management, training and engineer certification. Logilent was acquired by Toolwire, Inc. in May 2003. From June 2000 until December 2001, Mr. Medici was President and Chief Executive Officer of

SmartSoft, a software company that developed innovative approaches for teaching, reading and assessing vocational aptitude while also acting as an advisor to management of a variety of companies in the Internet and telecommunications businesses. From February 1999 until June 2000, Mr. Medici was the Senior Vice President of Marketing of Cable & Wireless USA, Inc., the United States subsidiary of a global telecommunications company. From November 1996 until September 1998, Mr. Medici was President and Chief Executive Officer of the Company, and he remained President of the Company until February 1999. Prior to November 1996, Mr. Medici held various senior executive roles with such companies as The Thomson Corporation, NEC Information Systems and IBM.

Matthew W. Shaw, age 37, has been a partner and Managing Director with Crossbow Venture Partners L.P. (“Crossbow Ventures”) since 2002. Crossbow Ventures is a $170 million venture capital fund headquartered in West Palm Beach, Florida. From 1998 to 2002, Mr. Shaw was with Centennial Ventures and Prime New Ventures in Austin, Texas, where he was actively involved in opening an Austin, Texas office for Centennial Ventures while investing a $100 million fund with Prime New Ventures. Mr. Shaw began his career with Deloitte & Touch in 1992 providing financial advisory services to clients across multiple industries. Mr. Shaw received an MBA degree from Harvard Business School and a BBA degree, Cum Laude, from the University of Miami, Florida. He currently serves on the Board of Directors of 411Web Directories, Inc., ACH Processing Inc., ALN Medical Management Inc., Brainhunter Inc. (a public company on the Toronto Stock Exchange), Digital Interactive Streams, Inc., InfoDesk Inc., and ScriptRx Inc. In connection with the acquisition of Enable Corp. (“Enable”) in May 2006, the Company agreed to appoint and annually re-nominate to its Board of Directors one director to be selected by Crossbow Ventures, a selling stockholder of Enable, for as long as Crossbow Ventures holds a minimum of 2.5% of the Company’s outstanding class A common stock. Crossbow designated Mr. Shaw as its nominee to the Company’s Board of Directors for the Annual Meeting.

John S. Simon, age 50, joined the Company as a director in October 2004. Mr. Simon has been the Chief Executive Officer of afterBOT, Inc. since 2002. afterBOT is the leader in using digital receipt technology to improve the internal operations of retailers while providing real time visibility into sales performance that enables retailers and their suppliers to improve the efficiency of their supply chain while making it consumer demand driven. Mr. Simon has more than 23 years of experience in the retail industry, including 14 years with QRS Corporation, of which he became a Founder in 1988. While at QRS, Mr. Simon developed, sold, implemented and operated the leading data synchronization, electronic commerce, supply chain company ultimately supporting over 9,000 customers in the general merchandise, grocery/CPG and consumer durables segments of the retail industry. Mr. Simon was also formerly a director of Electronic Commerce Systems, Inc., which was acquired by the Company in June 2004.

Thomas J. Stallings, age 59, joined the Company in December 2003 as Chief Operating Officer, in which position he served until April 2004, when he was appointed Chief Executive Officer. Mr. Stallings has also served on the Company’s Board of Directors since June 2004. Prior to joining the Company, Mr. Stallings spent seven years in the management of venture capital backed or privately held technology companies. Mr. Stallings was the president and chief operating officer of CoreHarbor, from October 2002 to June 2003, where his efforts led to the effective merger between CoreHarbor and USinternetworking Inc. From 1999 to 2002, Mr. Stallings served as president and chief executive officer of Cambar Software Inc. and was successful in completing the sale of the company to a private investment group in November 2002. From 1997 to 1999, Mr. Stallings served as president and chief executive officer of Analytika, Inc., where he effectively grew this early stage software development firm and completed the sale of the company in late 1999 to Dendrite International. From 1995 to 1996, Mr. Stallings was a vice president with Oracle, responsible for sales and marketing to Oracle’s top enterprise customers in the telecommunications industry. Prior to 1996, Mr. Stallings held progressively responsible management and executive positions at IBM.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. None of the nominees for election as a director nor any continuing director has any family relationship with any other director or any executive officer of the Company.

Executive Officers

The following individuals serve as the Company’s executive officers as of November 27, 2006:

Name	Position
Thomas J. Stallings(1)	Chief Executive Officer
Arthur R. Medici(2)	Chief Operating Officer
Glen E. Shipley	Chief Financial Officer
Teresa A. Deuel	Chief Marketing Officer
James J. Walsh III	Chief Sales Officer

(1)          Information for Thomas J. Stallings is provided above under “Director Nominees”.

(2)          Information for Arthur R. Medici is provided above under “Director Nominees”.

Glen E. Shipley, age 56, joined the Company as Chief Financial Officer on November 1, 2004. From March 2004 until November 2004, Mr. Shipley served as a financial consultant to several commercial enterprises. From May 2003 to March 2004, Mr. Shipley served as Chief Financial Officer of Melita International, Inc., which was acquired by Concerto Software, Inc. From February 2002 to May 2003, Mr. Shipley served as a consultant for various software and genomics companies on operational and financial issues. From October 2000 to January 2002, Mr. Shipley served as Chief Financial Officer and Administrative Officer for eshare communications, Inc., a leading provider of integrated customer interaction and intelligent call management solutions, which was later acquired by divine, Inc. From October 1998 to September 2000, Mr. Shipley served as Chief Financial Officer and Secretary of Vanishing Point, Inc., a venture backed start-up company that utilized advanced technology to deliver aesthetic medical treatments in retail settings. Mr. Shipley is a certified public accountant and is a current member of the bar in Washington State.

Teresa A. Deuel, age 45, has served as the Company’s Chief Marketing Officer with responsibility for corporate and product marketing, product management and product development since July 2006. Prior to that, Ms. Deuel was the Company’s Senior Vice President of Customer Communications, Service and Support from May 2005 until June 2005, overseeing marketing, the EC Service Center and technical and customer support. Ms. Deuel joined the Company in June 2004 as Vice President of Strategy and Marketing. From June 2000 until May 2004, Ms. Deuel was Vice President of Strategy and Marketing for Integrated Supply Chain Group, a privately held company focused on supply chain software and services. Prior to that, Ms. Deuel held roles of increasing responsibility in engineering, sales and marketing at IBM, ending her 16-year career as an Americas’ Brand Manager, responsible for the sales, marketing and operations of a $1.2 billion product portfolio in the personal computer division. Ms. Deuel holds a BS in electrical engineering from the University of Tennessee and an MBA from Duke University.

James J. Walsh III, age 42, has served as the Company’s Chief Sales Officer since September 2006, and prior to that as the Company’s Vice President of Sales since July 2006. Mr. Walsh oversees all aspects of the sales process, including managing relationships with existing customers, acquiring new customers, business partner recruitment and development and sales operations. Mr. Walsh joined the Company in January 2006 in a sales management capacity. Prior to joining the Company, Mr. Walsh worked for Reflex Security, Inc., a leading provider of network Intrusion Prevention Solutions (IPS) as Director—Channel Sales. During 2004, Mr. Walsh was Vice President of National Sales for Verity Professionals, LLC, a provider of industry and technology specific staffing solutions for both staff augmentation and permanent placement. From 2000 to 2004, Mr. Walsh served as Vice President of Sales and Marketing for several technology start up firms in Atlanta. Prior to that Mr. Walsh held roles of increasing responsibility in sales, marketing and channels of distribution at IBM, ending his 15-year career as Director of Brand Management & Marketing, Personal Systems in North America. Mr. Walsh  graduated from Johns Hopkins University with a BS in electrical engineering and computer science.

Board of Directors and Committee Meetings

The Board of Directors held nine meetings during the fiscal year ending July 31, 2006. All of the Company’s directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and any applicable committee held while they were members of the Board of Directors or the applicable committee. The Board of Directors has standing audit, compensation and governance committees.

Because the Company schedules its Board of Directors meeting in conjunction with the annual meeting of stockholders, members of the Board of Directors are invited to the annual meeting of stockholders, and 7 directors attended the 2005 annual meeting.

The following table shows the membership of the standing committees of the Board of Directors as of November 27, 2006.

Name	Audit	Compensation	Governance
Richard J. Berman	X	X
Kim D. Cooke(1)		X	X
Donald R. Harkleroad(2)	X		X
Paul D. Lapides(3)	X		X
Matthew W. Shaw(4)	X
John S. Simon(5)		X

(1)          Mr. Cooke served as a member of the Compensation Committee until October 2004 and until September 2005 as a member of the Audit Committee.

(2)          Mr. Harkleroad was appointed to the Governance Committee in October 2004 and to the Audit Committee in September 2005.

(3)          Mr. Lapides was appointed to the Audit Committee and Governance Committee in October 2005.

(4)          Mr. Shaw was appointed to the Audit Committee in May 2006.

(5)          Mr. Simon was appointed to the Compensation Committee in October 2004.

Audit Committee

The Audit Committee consists of Messrs. Lapides (Chairman), Berman, Harkleroad and Shaw, each of whom are non-employee directors, and its responsibilities include acting as the liaison between the Company and its independent public accountants and performing such other functions as are set forth in the Audit Committee Charter. Mr. Cooke served as a member of the Audit Committee until September 2005, and Mr. Lapides has served as Chairman of the Audit Committee since October 2005. During the fiscal year ending July 31, 2006, the Audit Committee met four times. The report of the Audit Committee for the 2006 fiscal year can be found beginning on page 20 of this Proxy Statement. All present members of the Audit Committee satisfy the independence and experience requirements applicable to members of the audit committee of a NASDAQ-traded company, as well as the audit committee independence standards established by the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined that Mr. Lapides is an “audit committee financial expert” and “independent” as defined by the applicable rules of the SEC.

The Board of Directors has adopted an Audit Committee Charter, a copy of which is available on the Company’s website at www.icc.net by following the links for About ICC, Corporate Governance and Board Committees.

Compensation Committee

The Compensation Committee consists of Messrs. Simon (Chairman), Berman and Cooke, each of whom are non-employee directors, and its responsibilities include the granting of options under and the administration of the Company’s 2005 Stock Incentive Plan (the “2005 Plan”), reviewing and approving the compensation of the executive officers and such other employees of the Company as are assigned to the Compensation Committee by the Board of Directors and making recommendations to the Board of Directors with respect to standards for setting compensation levels. During the Company’s fiscal year ending July 31, 2006, the Compensation Committee met 2 times. The report of the Compensation Committee on Executive Compensation for the 2006 fiscal year can be found beginning on page 18 of this Proxy Statement.

Governance Committee

The Governance Committee consists of Messrs. Harkleroad (Chairman), Cooke and Lapides, each of whom have been determined by the Board of Directors as independent within the meaning of Rule 4200(a)(15) of the NASD listing standards and the applicable rules of the SEC. Mr. Cooke serves as Chairman of the Governance Committee. The Governance Committee met once in the fiscal year ending July 31, 2006. The Board of Directors has adopted a Governance Committee Charter, as amended in 2006, a copy of which is available on the Company’s website at www.icc.net by following the links for About ICC, Corporate Governance and Board Committees.

Function.   The function of the Governance Committee is to assist the Board of Directors by: (1) developing and recommending to the Board of Directors for approval criteria for the selection of nominees for election or appointment to the Board of Directors, (2) recommending director nominees for election or appointment to the Board of Directors consistent with criteria approved by the Board of Directors, (3) recommending to the Board of Directors appropriate director nominees for board committees, (4) recommending compensation for non-employee directors for their service on the Board of Directors and committees of the Board of Directors, (5) developing and recommending to the Board of Directors corporate governance principals applicable to the Company, (6) developing and recommending to the Board of Directors procedures to permit more effective communication from stockholders to the Board of Directors, and (7) leading the Board of Directors and its committees in their annual review of performance.

Director Qualification.   In identifying qualified individuals to become members of the Board of Directors, the Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Governance Committee evaluates each individual’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board of Directors.

Identification and Evaluation of Director Candidates.   The Governance Committee identifies, screens and recommends a qualified slate of nominees to the Board of Directors for election each fiscal year based on the qualifications set forth above and the need to fill vacancies or expand the size of the Board of Directors. The Governance Committee generally identifies director nominees through the personal, business and organizational contacts of existing directors and management. However, the Governance Committee may use a variety of sources to identify director nominees, including third-party search firms, counsel, advisors and stockholder recommendations. Candidates recommended by the Company’s stockholders are generally evaluated in the same manner as candidates from other sources.

Stockholder Nominations for Director.   The Governance Committee has developed and recommended provisions that address the process by which a stockholder may recommend and nominate a candidate to stand for election to the Board of Directors at the Company’s annual meeting of stockholders. Generally, stockholders desiring to make such recommendations should submit a written notice of the recommendation to the Chief Executive Officer of the Company. In order for any nomination notice to be considered timely for next year’s annual meeting of stockholders, the written notice must be received by the Chief Executive Officer of the Company not less than 75 days nor more than 120 days in advance of the first anniversary of the previous year’s annual meeting of stockholders. Stockholders may contact the Chief Executive Officer at the Company’s executive offices for a copy of the relevant provisions regarding the requirements for nominating director candidates.

In May of 2006, the Company entered into agreements to acquire all of the outstanding stock of Enable Corp. As part of that acquisition, the Company agreed to appoint and annually re-nominate to its Board of Directors one director to be selected by Crossbow Venture Partners L.P., a selling stockholder of Enable, for as long as Crossbow Ventures holds a minimum of 2.5% of the Company’s outstanding class A common stock. Crossbow Ventures designated Matthew W. Shaw as its nominee to the Company’s Board of Directors.

In fiscal year 2006, the Governance Committee considered the Company’s current directors and other candidates to fill the slate of nominees for election to the Board of Directors. Based on an evaluation of the background, skills and areas of expertise represented by the various candidates, the Governance Committee determined that the current directors possess the appropriate mix of skills and experience and recommended that the entire Board of Directors be re-nominated.

Communication with Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors by sending their correspondence to:

Internet Commerce Corporation, Non-Management Directors
c/o Chairman of Governance Committee
Internet Commerce Corporation
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and any other company’s board of directors or compensation committee.

Director Compensation

The Company’s directors are entitled to receive annual compensation of $36,000 for serving on the Board of Directors. This compensation is payable, at the discretion of the Company, in cash or shares of the Company’s class A common stock. The directors are also reimbursed for all reasonable expenses incurred by them in connection with serving as directors of the Company. In the fiscal year ending July 31, 2006, non-employee directors were also issued 29,998 shares of class A common stock which were related to four months of services provided in fiscal year 2005 and services provided for the first quarter of fiscal year 2006.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Tauber & Balser, P.C. as Independent Registered Public Accounting Firm

Tauber & Balser, P.C. audited the Company’s annual financial statements for the fiscal year ending July 31, 2006. The Audit Committee has appointed Tauber & Balser, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007. The stockholders are asked to ratify this appointment at this Annual Meeting. The Company expects that a representative of Tauber & Balser, P.C. will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Change of Public Accounting Firm During Fiscal Year 2005

For the fiscal year ending July 31, 2004, Deloitte & Touche LLP (“D&T”) was the principal independent registered public accounting firm for the Company. On January 13, 2005, the Company determined to dismiss D&T, and to engage the services of Tauber & Balser, P.C. as its new independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending July 31, 2005.

The audit reports of D&T on the consolidated financial statements of the Company for each of the years in the two year period ending July 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ending July 31, 2004, and the subsequent interim period through January 13, 2005, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to D&T’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the consolidated financial statements for such periods. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and ratified and confirmed by the Company’s board of directors.

In its letter dated January 19, 2005 to the SEC, D&T stated that it agreed with the statements in the preceding three paragraphs. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 19, 2005.

During the past two fiscal years and the subsequent interim period through January 13, 2005, D&T has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC (“Regulation S-K”)).

During the past two fiscal years and the subsequent interim period through January 13, 2005, the Company has not consulted with Tauber & Balser, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The aggregate fees billed by Tauber & Balser, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ending July 31, 2006 and July 31, 2005, and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the same fiscal years, were $184,377 and $165,773, respectively.

Audit-Related Fees

The aggregate fees billed by Tauber & Balser, P.C. for audit related services, generally consisting of fees for consents and consultations on accounting matters, rendered to the Company for fiscal years ending July 31, 2006 and July 31, 2005 were $13,537 and $0, respectively. All of these audit-related fees were approved by the Audit Committee.

Tax Fees

There were no fees billed by Tauber & Balser, P.C. for tax fees and fees for tax consulting services, rendered to the Company for the fiscal years ending July 31, 2006 and July 31, 2005.

All Other Fees

There were no other fees billed by Tauber & Balser, P.C. rendered to the Company for the fiscal years ending July 31, 2006 and July 31, 2005.

Pre-Approval Policies

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services provided by the independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Tauber & Balser, P.C. during fiscal years 2006 and 2005.

The Audit Committee has determined that the provision of services by Tauber & Balser, P.C. of non-audit services is compatible with maintaining the independence status of Tauber & Balser, P.C.

Vote Required For Ratification

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Tauber & Balser, P.C. as the Company’s independent registered public accounting firm for fiscal year 2007. The Board of Directors believes, however, that submitting the appointment of Tauber & Balser, P.C. to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Tauber & Balser, P.C. as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes present at the Annual Meeting in person or by proxy and voting on the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF TAUBER & BALSER, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF TAUBER & BALSER, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of the Company’s class A common stock that, as of October 31, 2006, are deemed under the rules of the SEC to be “beneficially owned” by:

•       each person or “group” (as that term is used in the Securities Exchange Act of 1934) that is known by the Company to beneficially own more than 5% of the Company’s class A common stock;

•       each of the Company’s directors and the nominees for election as directors;

•       each of the Company’s executive officers named on page 7; and

•       all the Company’s current directors and executive officers as a group.

The percentage of beneficial ownership table is based upon 22,743,277 shares of class A common stock outstanding as of October 31, 2006. The address for those individuals for which an address is not otherwise provided is c/o Internet Commerce Corporation, 6025 The Corners Parkway, Suite 100, Norcross, GA 30092. To the Company’s knowledge, except as indicated in the footnotes to the following table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of class A common stock listed as beneficially owned by them.

	Beneficial Ownership
Name and Address	Number	Percent
Principal Stockholders
Blue Water Venture Fund II, L.L.C.(1)	1,414,198	6.2%
1420 Beverly Road, Suite 300
McLean, Virginia 22101
Executive Officers, Directors and Nominees
Richard J. Berman(2)	394,310	1.7%
Kim D. Cooke(3)	110,260	*
Teresa A. Deuel(4)	97,667	*
Donald R. Harkleroad(5)	531,372	2.3%
David C. Hubbard(6)	397,389	1.7%
Paul D. Lapides	1,034	*
Arthur R. Medici(7)	530,134	2.3%
Matthew W. Shaw(8)	686,324	3.0%
Glen E. Shipley(9)	232,667	1.0%
John S. Simon(10)	28,140	*
Thomas J. Stallings(11)	619,667	2.7%
James J. Walsh III(12)	11,667	*
All current directors, nominees and executive officers as a group (12 persons)(13)	3,640,631	16%

                 * Less than 1%

       (1) Includes 54,545 shares of class A common stock issuable upon the exercise of warrants and 192,307 shares of class A common stock issuable upon conversion of 250 shares of series D preferred stock. Kim D. Cooke, a director of the Company, is a managing director of Blue Water Capital II, L.L.C. and the managing member of the Blue Water Venture Fund II, L.L.C. (see footnote 3).

       (2) Includes 200,000 shares of class A common stock issuable upon the exercise of options. Does not include 5,000 shares of class A common stock owned by Mr. Berman’s wife, in which shares Mr. Berman disclaims any beneficial interest.

       (3) Includes of 55,000 shares of class A common stock issuable upon the exercise of options. Does not include 1,167,346 shares of class A common stock and an aggregate of 246,852 shares of class A common stock issuable upon the exercise of warrants and the conversion of 250 shares of series D preferred stock owned by Blue Water Venture Fund II, L.L.C., of which Mr. Cooke is a managing director, in which securities Mr. Cooke disclaims any beneficial interest.

       (4) Includes 97,667 shares of class A common stock issuable upon the exercise of options

       (5) Includes 508,767 shares of class A common stock are owned by The Bristol Company, of which Mr. Harkleroad is the President and sole stockholder.

       (6) Includes 359,824 shares of class A common stock issuable upon the exercise of options and 2,182 shares of class A common stock issuable upon the exercise of warrants.

       (7) Includes 395,167 shares of class A common stock issuable upon the exercise of options. Does not include an aggregate of 135,251 shares of class A common stock owned by Mr. Medici’s wife and shares of class A common stock held by his wife as custodian for his daughters, in which securities Mr. Medici disclaims any beneficial interest.

       (8) Includes 686,324 shares of class A common stock owned by Crossbow Venture Partners, L.P., of which Mr. Shaw is a managing director, in which Mr. Shaw disclaims any beneficial interest.

       (9) Includes 232,667 shares of class A common stock issuable upon the exercise of options.

(10) Includes 22,062 shares of class A common stock, where Mr. Simon holds the shares as custodian for his daughter, in which Mr. Simon disclaims any beneficial interest.

(11) Includes 599,667 shares of class A common stock issuable upon the exercise of options.

(12) Includes 11,667 shares of class A common stock issuable upon the exercise of options.

(13) See footnotes (2) through and including (12) above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or earned for services rendered during the three fiscal years ending July 31, 2006 to the Company’s current chief executive officer and the four other most highly compensated executive officers of the Company serving during the fiscal year ending July 31, 2006 (the “Named Executive Officers.”)

				Long Term Compensation
	Annual Compensation			Awards
				Restricted	Securities
	Fiscal			Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Options	Compensation
Thomas J. Stallings(1)	2006	$246,666	$37,083	—	266,000	—
Chief Executive Officer	2005	240,000	132,000	—	100,000	—
	2004	140,000	—	—	475,000	—
Arthur R. Medici(2)	2006	$205,000	$14,297	—	57,000	—
Chief Operating Officer	2005	205,000	114,000	—	—	—
	2004	68,333	—	—	260,000	—
Glen E. Shipley(3)	2006	$170,833	$10,938	—	42,000	—
Chief Financial Officer	2005	112,500	84,000	—	200,000	—
and Secretary	2004	—	—	—	—	—
David C. Hubbard(4)	2006	$157,500	$7,968	—	45,000	—
Product Executive	2005	157,500	90,000	—	—	—
	2004	175,000	10,000	—	—	—
Teresa A. Deuel(5)	2006	$150,000	$7,031	—	42,000	—
Chief Marketing Officer	2005	135,417	84,000	—	105,000	—
	2004	20,833	—	—	45,000	—

(1)          Mr. Stallings was named Chief Executive Officer on April 1, 2004.

(2)          Mr. Medici joined the Company as Chief Operating Officer on April 1, 2004.

(3)          Mr. Shipley joined the Company as Chief Financial Officer and Secretary on November 1, 2004.

(4)          Mr. Hubbard served as Chief Technology Officer until July 7, 2006. Mr. Hubbard now serves as a Product Executive.

(5)          Ms. Deuel joined the Company on June 1, 2004 as Vice President of Strategy and Marketing.

Option Grants in Fiscal Year 2006

The following table provides information relating to option grants to the Named Executive Officers during the fiscal year ending July 31, 2006.

	Number of Securities Underlying Options	Percentage of Total Options Granted to Employees in	Exercise Price	Expiration	Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation
Name	Granted	Fiscal Year 2006	per Share	Date	5%	10%
Thomas J. Stallings(1)	66,000	11.44%	$1.90	8/1/2015	$179,537	$285,882
Thomas J. Stallings(2)	100,000	17.33%	$2.75	11/17/2015	$133,569	$212,687
Thomas J. Stallings(2)	100,000	17.33%	$2.75	11/17/2015	$133,569	$212,687
Arthur R. Medici(1)	57,000	9.88%	$1.90	8/1/2015	$155,054	$246,898
David C. Hubbard(1)	45,000	7.80%	$1.90	8/1/2015	$122,411	$194,920
Glen E. Shipley(1)	42,000	7.28%	$1.90	8/1/2015	$114,251	$181,925
Teresa A. Deuel(1)	42,000	7.28%	$1.90	8/1/2015	$114,251	$181,925

(1)          Messrs. Stallings, Medici, Hubbard and Shipley and Ms. Deuel participated in an executive compensation plan tied to fiscal 2005 Company financial performance. Under this compensation plan, Messrs. Stallings, Medici, Hubbard and Shipley and Ms. Deuel were granted options under the 2005 Plan on August 1, 2005 for 66,000, 57,000, 45,000, 42,000 and 42,000 shares respectively at the then fair market value of the Company’s class A common stock. Fifty percent of these options vest and are exercisable on the first anniversary of the grant date, and the remaining fifty percent of the options are exercisable on the second anniversary of the grant date.

(2)          Options granted under the 2005 Plan on November 17, 2005. These options vest and are exercisable as follows: one-third vest and are fully exercisable as of the date of the grant, one-third vest and are fully exercisable on the first anniversary of the grant date, and one-third vest and are fully exercisable on the second anniversary of the grant date.

Aggregate Option Exercises in Fiscal Year 2006 and Fiscal Year 2006 End Option Values

The following table provides information relating to option exercises by the Named Executive Officers during the fiscal year ending July 31, 2006. In addition, the table indicates the number and value of vested and unvested options held by these Named Executive Officers as of July 31, 2006.

The “Value Realized” on option exercises is equal to the difference between the fair market value of the Company’s class A common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at July 31, 2006” is based on $3.57 per share, the closing sale price of the Company’s class A common stock on the Nasdaq Capital Market on July 31, 2006 (last trading day of the Company’s fiscal year), on which exchange the Company’s class A common stock was trading on such date, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at July 31, 2006		Value of Unexercised In-the-Money Options at July 31, 2006
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Stallings	—	—	433,333	307,667	$1,008,334	$385,136
Glen E. Shipley	—	—	133,333	108,667	$355,999	$248,141
David C. Hubbard	16,606	$6,808	337,324	45,000	$660,234	$75,150
Arthur R. Medici	124,404	$127,306	355,000	57,000	$472,100	$95,190
Teresa A. Deuel	—	—	65,000	127,000	$126,000	$224,490

Equity Compensation Plans

The following table provides information regarding the Company’s equity compensation plans as of July 31, 2006.

Plan Category	Number of securities (in thousands) to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities (in thousands) remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,148	$2.69	2,997
Equity compensation plans not approved by security holders(2)	324	$29.31	—
Total	4,472	$4.62	2,997

(1)          Includes stock options to purchase 13,580 shares of class A common stock with a weighted average exercise price of $5.43 per share under the Employee Stock Option plan of Research Triangle Commerce, Inc., or RTCI, which was assumed in connection with our acquisition of RTCI on November 6, 2000.

(2)          Includes stock options to purchase 150,000 shares of class A common stock and warrants to purchase 173,922 shares of class A common stock issued pursuant to individual compensation arrangements. These stock options have a weighted average exercise price of $60.00 per share and were awarded to a former president and chief executive officer under an employment contract. The warrants are described in Note 8, Stockholders’ Equity, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006 being delivered to stockholders with this Proxy Statement. The issuance of all the warrants set forth in Note 8 under the captions “2001 Private Placement Commission Warrants,” “ING Warrants,” and “2004 Private Placement Commission Warrants” constitute individual compensation arrangements.

Employment Agreements

The Company entered into an employment agreement with Thomas J. Stallings on November 17, 2005. Under the current terms of this agreement, Mr. Stallings receives a base salary at the annual rate of $250,000, an executive bonus based upon the Company’s revenue and performance, twelve months of salary for termination other than for cause and options to purchase shares of the Company’s class A common stock.

The Company entered into an employment agreement with Arthur R. Medici on March 30, 2004. Under the current terms of this agreement, Mr. Medici receives a base salary at the annual rate of $205,000, an executive bonus based upon the Company’s revenue and performance, six months of salary for termination other than for cause, six months of salary for a change in control causing termination of employment and options to purchase shares of the Company’s class A common stock.

The Company entered into an employment agreement with Glen E. Shipley on November 1, 2004. Under the current terms of this agreement, Mr. Shipley receives a base salary at the annual rate of $175,000, an executive bonus based upon the Company’s revenue and performance, six months of salary for termination other than for cause, six months of salary for a change in control causing termination of employment and options to purchase shares of the Company’s class A common stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of three non-employee directors. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the 2005 Plan. The objectives of the Compensation Committee are to correlate executive compensation with the Company’s business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.

The Company’s compensation program is designed to attract, retain, inspire and reward executive officers who contribute to the Company’s overall success. The Compensation Committee adheres to the following philosophy regarding compensation of the Company’s executive officers:

•       to provide competitive total pay opportunities in order to attract, retain and motivate high quality executive talent critical to the Company’s success;

•       to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

•       to create a mutuality of interest between executives and stockholders through a stock option program; and

•       to focus the executive’s attention on overall corporate objectives as well as the executive’s specific operational objectives.

Because the Company is operating in an extremely competitive industry, the Compensation Committee believes that the compensation program for executive officers should be designed to retain and motivate talented executives responsible for the success of the Company and should be determined within the competitive environment within which the Company is situated and based on the achievement of business objectives, individual contribution and financial performance. The goals of the Compensation Committee are to provide a total compensation package that considers the compensation practices of companies with which the Company competes for executive officers, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officers with those of the Company by providing them with an equity ownership in the Company. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in corporations of similar size and in like industry.

Compensation of Executive Officers Generally

The compensation program for the Company’s executive officers consists of the following components: base salary, long-term stock option incentives and incentive bonus.

Base Salary—The Compensation Committee reviewed and approved salaries for the Chief Executive Officer and the other Named Executive Officers during the year ending July 31, 2006. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly sized public companies, job responsibilities, level of experience, individual performance and contribution to the business. In making base salary decisions, the committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Long-Term Stock Option Incentives—The Compensation Committee provides the Company’s executive officers with long-term incentive compensation through grants of options to purchase the Company’s class A common stock. The goal of the long-term stock option incentive programs is to align the interests of executive officers with those of the Company’s stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. It is the belief of the Compensation Committee that stock options directly motivate an executive to maximize long-term stockholder value. The philosophy of administering the long-term stock option incentive plan is to tie the number of stock options awarded to each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan. To carry out this philosophy, the Company establishes a target option award based upon each executive officer’s position, responsibilities, and historical and expected future contributions to the Company. The options also utilize vesting periods that encourage key executives to continue the employment with the Company.

Incentive Bonus—The Compensation Committee reviewed and approved the Company’s Management Bonus Plan for the Chief Executive Officer and other management level employees. The Chief Executive Officer’s bonus is determined by the Compensation Committee, without participation by him. Bonus payments to other management personnel are determined by the Compensation Committee in consultation with the Company’s Chief Executive Officer. Bonus payments are based in part on the Company’s achievement of preset goals for annual revenue and earnings. The goal of the incentive bonus plan is to tie a portion of the compensation of each employee in the plan to the performance of the Company and to the individual contribution of each employee in the plan. To carry out this philosophy, the Company’s Management Bonus Plan establishes a target bonus calculated as a percentage of the employee’s base salary. The bonus amounts then are determined by specific Company-based performance goals as measured at the end of the fiscal year.

Compensation of the Chief Executive Officer

The Compensation Committee reviewed the performance and compensation of Thomas J. Stallings, who has served as Chief Executive Officer for fiscal year 2006, based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance.

For the fiscal year ending July 31, 2006, Mr. Stallings’s compensation for the year he served as Chief Executive Officer included a salary of $250,000 and a bonus of $37,083 based on certain financial criteria of the Company. The Compensation Committee believes the compensation paid to Mr. Stallings was reasonable.

Discussion with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Committee
John S. Simon (Chairman)
Richard J. Berman
Kim D. Cooke

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for fiscal year ending July 31, 2006.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also discussed with Tauber & Balser, P.C., the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006, matters relating to the auditors’ judgments about the acceptability, as well as the quality, of the Company’s accounting principles, as applied in its financial reporting as required by Statement on Auditing Standards No. 61, Communications with Audit Committees. Tauber & Balser, P.C. has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence. The Audit Committee received and discussed with Tauber & Balser, P.C. its written disclosures as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s review and discussion referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2006.

Audit Committee
Paul D. Lapides (Chairman)
Richard J. Berman
Donald R. Harkleroad
Matthew W. Shaw

NOT WITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE FOREGOING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CODE OF ETHICS

The Company has adopted a Code of Ethics applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Controller, financial managers and any persons performing similar finance and accounting functions. The Company has posted the Code of Ethics in the Corporate Governance section of its web site at www.icc.net. If, in the future, the Company amends, modifies or waives a provision in the Code of Ethics, it may, rather than filing a current report on Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on the Company’s web site as necessary.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and stockholders owning more than 10% of the Company’s class A common stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and such stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file pursuant to these requirements. Based solely on the Company’s review of the copies of such forms that it has received, or written representations from reporting persons, the Company believes that during the fiscal year ending July 31, 2006, all executive officers and directors of the Company and such stockholders complied with all applicable filing requirements on a timely basis with the exception that Ms. Deuel and Mr. Walsh were each late in filing Form 3s to report their initial stock ownership upon becoming executive officers of the Company; Messrs. Hubbard, Medici, Shipley and Stallings and Ms. Deuel were each late in filing Form 4s to report a stock option grant that was received in August 2005; Mr. Stallings was late in filing a Form 4 to report a stock option grant that was received in November 2005; Messrs. Berman, Hubbard and Medici were each late in filing Form 4s to report their cashless exercise of stock options in January 2006; and Mr. Berman was late in filing a Form 4 to report stock sales in October 2005, November 2005, January 2006 and February 2006 which were subsequently reported on a Form 5.

STOCK PRICE PERFORMANCE GRAPH

The following line-graph provides a comparison of the cumulative total stockholder return on the Company’s class A common stock for the period from July 31, 2001 through July 31, 2006, against the CRSP Total Return Index for the Nasdaq National Market (U.S. and Foreign) (the “Nasdaq Market Index”) and the Hemscott Group Index (“Hemscott Group Index”). The comparisons in the graph are required by the rules promulgated by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s class A common stock. Data for the Nasdaq Market Index and the Hemscott Group Index assume reinvestment of dividends. The Company has never paid dividends on its class A common stock and has no present plans to do so.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG INTERNET COMMERCE CORPORATON,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON AUG, 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JULY 31, 2006

This graph assumes $100 invested on August 1, 2001 and dividend reinvestment in the Company’s class A common stock, the securities comprising of the Nasdaq Market Index and the Hemscott Group Index.

A copy of the list of companies which comprise the Hemscott Group Index may be obtained upon request by contacting the Company’s Secretary at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092.

FORM 10-K EXHIBITS

The Company has included with this Proxy Statement a copy of its Form 10-K which is part of the Annual Report for the fiscal year ending July 31, 2006, including the financial statements, schedules and list of exhibits. The Company will mail without charge, upon written request, a copy of its Form 10-K exhibits. Requests should be sent to Internet Commerce Corporation, 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS

The Company knows of no other matter to be submitted to the stockholders for approval at the Annual Meeting. If any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign and date the accompanying proxy card and return it to the Company as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

For the Board of Directors of
Internet Commerce Corporation

Glen E. Shipley
Secretary

INTERNET COMMERCE CORPORATION

6025 The Corners Parkway

Suite 100

Norcross, Georgia 30092

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Internet Commerce Corporation (the “Company”) hereby revokes all prior proxies and hereby appoints each of Thomas J. Stallings and Glen E. Shipley as a proxy for the undersigned, each with full power of substitution, to vote all shares of class A common stock, series C preferred stock and series D preferred stock of the Company which the undersigned is entitled to vote at the Company’s annual meeting of stockholders to be held on Thursday, January 4, 2007 at 10:00 a.m., Eastern Time, at 6025 The Corners Parkway, Suite 100, Norcross, Georgia 30092 and at any postponement or adjournment thereof, and the undersigned authorizes and instructs such proxies or their substitutes to vote as designated on the reverse side hereof and in their discretion as to other matters.

Please sign exactly as name appears on the reverse side.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)

(Continued on reverse side)

The shares represented by this Proxy Card will be voted as directed by the undersigned stockholders.  If no direction is given when the duly executed Proxy Card is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2, and, in accordance with the judgment of the proxies, for or against any other matter that may properly come before the annual meeting and any postponement or adjournment thereof.

I PLAN TO ATTEND MEETING  ☐

The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

Proposal 1 — Election of the following Nominees as Directors.

NOMINEES:	Richard J. Berman	Arthur R. Medici
	Kim D. Cooke	Matthew W. Shaw
	Donald R. Harkleroad	John S. Simon
	Paul D. Lapides	Thomas J. Stallings

FOR all Nominees listed	WITHHELD
at right (except as marked to the contrary) ☐	for all Nominees listed at right ☐	(Instruction: To withhold authority to vote any individual nominee, strike a line through the nominee’s name above.)

Proposal 2 — Ratification of the appointment of Tauber & Balser, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2007:

For	Against	Abstain
☐	☐	☐

PLEASE MARK YOUR CHOICE LIKE THIS “X” IN BLUE OR BLACK INK.

Date	Signature if held jointly
Please mark, date and sign as your name appears on your stock certificate and return in the enclosed envelope.
Signature